EXHIBIT 10.68

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CORD BLOOD AMERICA, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

U.S. $285,000.00

Issue Date: July ___, 2006

FOR VALUE RECEIVED, CORD BLOOD AMERICA, INC., a Florida corporation (the "Borrower"), hereby promises to pay to STRATEGIC WORKING CAPITAL FUND, L.P., 55 Harristown Road, Glen Rock, NJ 07452, Fax: (201) ) 689-8142 (the "Holder") or order, without demand, the sum of Two Hundred and Eighty-Five Thousand Dollars ($285,000.00), on July ___, 2008 (the "Maturity Date").

The following terms shall apply to this Promissory Note (this “Note”):

ARTICLE 1
PAYMENT RELATED PROVISIONS

1.1.

Interest Rate.  Simple interest payable on this Note shall accrue at the annual rate of eight percent (8%) and be payable on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable..

1.2.

Payment Grace Period.  The Borrower shall have a three (3) day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of fifteen percent (15%) per annum shall apply to the amounts owed hereunder.

1.3.

Prepayment.   The Company may prepay the principal amount of this Note, in full or in part at any time provided ten days prior notice is given to the Holder.  The date upon which a prepayment is made is a “Prepayment Date”.

1.4.

Mandatory Redemption of Principal Amount.   Commencing on the third month anniversary of the Closing Date and quarterly thereafter, the Holder has the right to demand payment of the Principal Amount of the Note together with any accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note or any other Transaction Document.

ARTICLE 2
EVENT OF DEFAULT

The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period (except as provided herein), all of which hereby are expressly waived, except as set forth below:

2.1

Failure to Pay Principal.  The Borrower fails to pay the principal hereon when due and such failure continues for a period of three (3) days after the due date.  The three (3) day period described in this Section 2.1 is the same three (3) day period described in Section 1.2 hereof.

2.2

Breach of Covenant.  The Borrower breaches any material covenant or other term or condition of this Note in any material respect and such breach, if capable of cure, continues for a period of five (5) days after written notice to the Borrower from the Holder.

2.3

Cross Default.   A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties, or the occurrence of a material event of default under any such other agreement which if capable of being cured is not cured for a period of ten (10) days after written notice to the Borrower from the Holder.

2.4

Breach of Representations and Warranties.  Any material representation or warranty of the Borrower made herein as of the date hereof, or any statement or certificate given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect as of the date made.

2.5

Receiver or Trustee.  The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for Borrower for a substantial part of Borrower’s property or business; or such a receiver or trustee shall be involuntarily appointed and not dismissed within forty-five (45) days.

2.6

Judgments.  Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $50,000 and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

2.7

Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

2.8

Cross Default.  A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties, or the occurrence of a material event of default under any such other agreement, in each case, which is not cured after any required notice and/or cure period.

ARTICLE 3
MISCELLANEOUS

3.1

Failure or Indulgence Not Waiver.  No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

3.2

Notices.  Any notice herein required or permitted to be given shall be in writing and may be personally served or sent by confirmed facsimile transmission (with copy sent by regular, certified or registered mail or by overnight courier).  For the purposes hereof, the address and facsimile number of the Holder is as set forth on the first page hereof.  The address and facsimile number of the Borrower shall be: Cord Blood America Inc., 9000 W. Sunset Boulevard, Suite 400, West Hollywood, CA 90069, Attn: Matt Schissler, Chairman and CEO, telecopier: (310) __________, with a copy by telecopier only to: ______________________________________.  Both the Holder and the Borrower may change the address and facsimile number for notice by service of notice to the other as herein provided.

3.3

Amendment Provision.  The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

3.4

Assignability.  This Note shall be binding upon the Borrower and its successors and permitted assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder with the prior written consent of the Borrower, such consent not to be unreasonably withheld; provided, however, that no prior consent shall be required for any assignment by the Holder to an affiliate of such Holder.

3.5

Cost of Collection.  If an Event of Default occurs in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

3.6

Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in New York County in the State of New York.  Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

3.7

Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its Chief Executive Officer on this ____ day of July, 2006.

CORD BLOOD AMERICA, INC. By:
WITNESS:

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